Exhibit 99.1

Mattersight Announces First Quarter 2013 Results

CHICAGO, IL, May 8, 2013 – Mattersight Corporation (Nasdaq: MATR) today announced financial results for the first quarter ended March 31, 2013.

Mattersight’s total services revenue was $8.5 million, including $7.2 million of subscription revenues. The Company realized an “Adjusted Earnings1” loss of $1.5 million for the first quarter of 2013. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.7 million in the first quarter of 2013.

Q1 Highlights

•	Increased subscription revenues by 4% sequentially

•	Recorded bookings of $6.7 million

•	Signed three new pilots, one of which is a new logo

•	Converted two pilots

Revenue Guidance and Outlook

Mattersight currently expects its subscription revenues to be down approximately 10% in Q2 as compared with Q1. Looking out to Q3 and Q4, we currently expect subscription revenues, separate from our revenues related to the Affordable Care Act, to grow 8% - 10% sequentially each quarter.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, May 8, 2013. The conference call and slide presentation will be available at the Investment Community section of Mattersight’s website at http://www.mattersight.com/investment/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 56886432.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until June 8, 2013, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 56886432.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason.

About Mattersight

Mattersight is a leader in enterprise analytics focused on customer and employee interactions and behaviors. Mattersight® Behavioral Analytics captures and analyzes customer and employee interactions, employee desktop data and other contextual information to optimally route customers to the best available employee, improve operational performance, and predict future customer and employee outcomes. Mattersight’s analytics are based on millions of proprietary algorithms and the application of unique behavioral models. The company’s SaaS+ delivery model combines analytics in the cloud with deep customer partnerships to drive significant business value. Mattersight’s solutions are used by leading companies in Healthcare, Insurance, Financial Services, Telecommunications, Cable, Utilities, Education, Hospitality and Government. See What Matters™ by visiting www.Mattersight.com.

1	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The

5.8.13	p. 2

Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Mark Iserloth

Vice President and Chief Financial Officer

312.454.3613

ir@mattersight.com

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the
	Three Months Ended March 31,
	2013	2012
Revenue:
Behavioral Analytics revenue	$8,194	$8,556
Other revenue	322	345

Total services revenue	8,516	8,901
Reimbursed expenses	82	98

Total revenue	8,598	8,999
Operating expenses:
Cost of Behavioral Analytics revenue	2,723	3,188
Cost of other revenue	156	204

Cost of services	2,879	3,392
Reimbursed expenses	82	98

Total cost of revenue, exclusive of depreciation and amortization:	2,961	3,490
Sales, marketing and development	6,230	5,184
General and administrative	2,271	1,956
Severance and related costs	—	679
Depreciation and amortization	966	867

Total operating expenses	12,428	12,176

Operating loss	(3,830)	(3,177)
Interest and other expense, net	(91)	(102)

Loss from continuing operations before income taxes	(3,921)	(3,279)
Income tax benefit (provision)	248	(10)

Loss from continuing operations	(3,673)	(3,289)
Loss from discontinued operations, net of tax	—	(81)

Net loss	(3,673)	(3,370)
Dividends related to Series B Stock	(147)	(149)

Net loss available to Common Stock holders	$(3,820)	$(3,519)

Per share of Common Stock:
Basic loss from continuing operations	$(0.23)	$(0.22)

Basic loss from discontinued operations	$—	$(0.01)

Basic net loss available to Common Stock holders	$(0.23)	$(0.22)

Per share of Common Stock:
Diluted loss from continuing operations	$(0.23)	$(0.22)

Diluted loss from discontinued operations	$—	$(0.01)

Diluted net loss available to Common Stock holders	$(0.23)	$(0.22)

Shares used to calculate basic net loss per share	16,320	15,750

Shares used to calculate diluted net loss per share	16,320	15,750

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Cost of Behavioral Analytics revenue	$4	$6
Sales, marketing and development	849	697
General and administrative	518	400
Severance and related costs	—	268

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the
	Three Months Ended March 31,
	2013	2012
Net loss	$(3,673)	$(3,370)
Other comprehensive loss:
Effect of currency translation	(8)	5

Comprehensive net loss	$(3,681)	$(3,365)

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31,	December 31,
	2013	2012
ASSETS:
Current Assets:
Cash and cash equivalents	$12,480	$14,419
Receivables (net of allowances of $12 and $12)	3,182	2,568
Prepaid expenses	4,408	4,359
Other current assets	351	305

Total current assets	20,421	21,651
Equipment and leasehold improvements, net	4,805	4,727
Goodwill	972	972
Intangibles, net	249	236
Other long-term assets	3,688	3,776

Total assets	$30,135	$31,362

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$3,703	$3,703
Accounts payable	1,270	781
Accrued compensation and related costs	1,188	1,335
Unearned revenue	7,310	5,853
Other current liabilities	2,720	2,889

Total current liabilities	16,191	14,561
Long-term unearned revenue	1,881	2,374
Other long-term liabilities	1,492	1,231

Total liabilities	19,564	18,166

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,649,078 and 1,649,201 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively, with a liquidation preference of $8,852 and $8,705 at March 31, 2013 and December 31, 2012, respectively	8,410	8,411

Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 18,467,254 and 18,407,848 shares issued at March 31, 2013, and at December 31, 2012, respectively; and 17,131,550 and 17,114,880 outstanding at March 31, 2013 and December 31, 2012, respectively	185	184
Additional paid-in capital	217,918	216,667
Accumulated deficit	(204,673)	(201,000)
Treasury stock, at cost, 1,335,704 and 1,292,968 shares at March 31, 2013 and December 31, 2012, respectively	(7,222)	(7,027)
Accumulated other comprehensive loss	(4,047)	(4,039)

Total stockholders’ equity	2,161	4,785

Total liabilities and stockholders’ equity	$30,135	$31,362

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MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the
	Three Months Ended March 31,
	2013	2012
Cash Flows from Operating Activities:
Net loss	$(3,673)	$(3,370)
Less: net loss from discontinued operations	—	(81)

Net loss from continuing operations	(3,673)	(3,289)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	966	867
Stock-based compensation	1,371	1,103
Severance and related costs	—	268
Other	—	(2)
Changes in assets and liabilities:
Receivables	(614)	474
Prepaid expenses	30	196
Other assets	(38)	(63)
Accounts payable	489	(155)
Accrued compensation and related costs	(147)	328
Unearned revenue	964	(1,292)
Other liabilities	(215)	(198)

Total adjustments	2,806	1,526

Net cash used in continuing operations	(867)	(1,763)
Net cash used in discontinued operations	—	(31)

Net cash used in operating activities	(867)	(1,794)

Cash Flows from Investing Activities:
Capital expenditures and other	(272)	(156)

Net cash used in continuing investing activities	(272)	(156)
Net cash used in discontinued investing activities	—	—

Net cash used in investing activities	(272)	(156)

Cash Flows from Financing Activities:
Proceeds from stock compensation and employee stock purchase plans, net	36	34
Principal payments under capital lease obligations	(629)	(536)
Acquisition of treasury stock	(195)	(495)
Payment of Series B Stock dividends	—	(298)
Fees from issuance of Common Stock	—	(43)

Net cash used in continuing financing activities	(788)	(1,338)
Net cash used in discontinued financing activities	—	—

Net cash used in financing activities	(788)	(1,338)

Effect of exchange rate changes on cash and cash equivalents by continuing operations	(12)	10
Effect of exchange rate changes on cash and cash equivalents by discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents	(12)	10

Decrease in cash and cash equivalents	(1,939)	(3,278)
Cash and cash equivalents, beginning of period	14,419	29,408

Cash and cash equivalents of continuing operations, end of period	$12,480	$26,130

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$785	$710
Capital equipment purchased on credit	785	710
Supplemental Disclosures of Cash Flow Information:
Interest paid	$71	$44

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MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the
	Three Months Ended March 31,
	2013	2012
GAAP — Operating loss	$(3,830)	$(3,177)

Add back (reduce) the effect of:
Stock-based compensation	1,371	1,103
Severance and related costs	—	679
Depreciation and amortization	966	867

Adjusted earnings measure — loss	$(1,493)	$(528)

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